NEWS RELEASE

T. ROWE PRICE GROUP ANNOUNCES CEO SUCCESSION PLAN AND
KEY LEADERSHIP TRANSITIONS

Baltimore: July 29, 2021
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T. Rowe Price Group (NASDAQ-GS: TROW) today announced that Bill Stromberg, chair of the Board of Directors, chief executive officer (CEO), and chair of the firm’s Management Committee, will retire from his roles at the company on December 31, 2021, after 35 years at the firm. He will continue to serve on the Board as non-executive chair.

CEO Succession Plan

Effective January 1, 2022, Rob Sharps, T. Rowe Price’s current president, head of Investments, group chief investment officer (CIO), and a member of the firm’s Management Committee, will succeed Mr. Stromberg. Mr. Sharps will become president and CEO and take over as chair of the Management Committee. He will also join the Board of Directors at that time.

Alan D. Wilson, T. Rowe Price’s lead independent director, said: “Bill has been a remarkable leader and highly effective CEO. He has deftly navigated the firm through a period of significant change and disruption in the industry. Under his leadership, significant investments in our investment, distribution, product, operations, technology, and corporate function teams have helped the company deliver strong results for clients and take advantage of strong markets to grow assets under management, revenues, earnings, and dividends. Bill has fostered a culture that continues to differentiate us in the marketplace and is central to our long-term success. He is a selfless leader who has championed diversity, equity, and inclusion and led the company with compassion throughout his tenure, including over the course of the pandemic.

“Rob's appointment as CEO is the culmination of a thoughtful and planned transition and is a testament to the confidence we have in him as a steward of our culture and the right leader to guide T. Rowe Price through its next chapter of growth. He is broadly respected and admired by his peers as a clear strategic thinker who quickly gets to the heart of issues, thinks through solutions, and brings out the best in his teams. As we execute our strategic priorities amid a rapidly evolving business environment, Rob’s proven leadership abilities; investment track record; and commitment to our clients, our people, and our core values make him uniquely qualified to lead the firm. We are excited about Rob’s new role and his ability to position us as a premier global active asset manager that delivers value to clients and attractive returns to stockholders over the long term.”

Mr. Stromberg added, “Over the course of my 20-year partnership with Rob, he has consistently demonstrated his abilities as a talented investor, a principled decision-maker, and an accessible and impactful leader of people and processes. With Rob at the helm, supported by the rest of our exceptional Management Committee and our dedicated associates around the world, T. Rowe Price could not be in better hands, and we are excited about our path forward.”

Mr. Sharps is a 24-year veteran of the firm and an astute investor whose role and influence have broadened significantly in recent years as he has taken a more active role in corporate strategy, product development, key client relationships, and other enterprise initiatives. As head of Investments and group CIO, Mr. Sharps has also become increasingly immersed in all facets of Investments, partnering with other leaders to develop and expand teams, capabilities, and new strategies. Previously, he was co-head of Global Equity, the longtime portfolio manager of the US Large-Cap Growth Equity Strategy, and portfolio manager of the former US Growth & Income Equity Strategy (now, US Large-Cap Core Equity Strategy). Mr. Sharps joined T. Rowe Price in 1997 as an equity analyst.

Mr. Sharps stated: “I am honored to be the next CEO of T. Rowe Price and am grateful for the confidence that both Bill and the Board have placed in me. I also want to thank Bill for his leadership and continued counsel as non-executive chair. Bill’s commitment to the values and principles of the firm, and his contributions to our clients, associates, and stockholders, have been truly extraordinary and his impact will be long-lasting. T. Rowe Price is well positioned to execute on significant opportunities ahead, and I am excited to lead our business forward and continue helping our clients achieve their financial goals.”

Additional Key Leadership Transitions

Additionally, T. Rowe Price today announced the following leadership transitions:

Céline Dufétel, chief operating officer (COO), chief financial officer (CFO), and treasurer, will be stepping down from her roles, effective July 31, 2021, to assume a leadership position with a fintech company. She will serve in an advisory role with T. Rowe Price until August 31, 2021, to ensure a seamless transition. Jen Dardis, currently head of Finance, will become CFO and treasurer and join the Management Committee, effective August 1, 2021. Ms. Dufétel’s COO responsibilities will transition on an interim basis to Robert Higginbotham, a member of the firm’s Management Committee and head of Global Distribution who also has oversight responsibility for Global Product.

Eric Veiel, currently co-head of Global Equity, head of U.S. Equity, and chair of the U.S. Equity Steering Committee (ESC), will become head of Global Equity, effective January 1, 2022. At that time, Josh Nelson, currently associate head of U.S. Equity, will become head of U.S. Equity and chair of the U.S. ESC and will join the Management Committee.

Mr. Stromberg stated: “On behalf of everyone at T. Rowe Price, I want to thank Céline for her many contributions, particularly her roles guiding our financial activities, executing our strategic initiatives, and improving our operational capabilities.

“As leader of the firm’s finance and strategy functions, Jen is a natural successor to Céline as CFO. She has made tremendous contributions to our organization in her 15-year tenure, including partnering with the Management Committee to refresh the firm’s strategy. Jen has also successfully led strategic reviews of our key businesses and strengthened our financial planning and analysis capabilities—positioning these teams as critical partners to the business, more effectively connecting firm strategy and business plans with our budgets and increasing financial discipline. With a deep understanding of all aspects of the company, she is well prepared to provide strong financial stewardship and take this next step to CFO.

“A proven and trusted leader, Eric has an unwavering commitment to investment excellence and has sustained our performance-driven culture while evolving our business to leverage the benefits of scale. He is an innovative thinker whose leadership has been essential to many significant strategic initiatives within our Investments divisions. He is also well respected for his focus on diversity, equity, and inclusion, and for the increasingly global perspective he brings both to Investments and to decisions regarding the strategic direction of the firm.

“Josh has been increasingly influential across U.S. Equity and is well prepared for his new role. He has had a significant impact on our clients and on our investment teams and processes and brings a combination of investment credibility, a calm demeanor, and a natural ability to build trusting relationships that has enabled him to effectively partner with directors of research, portfolio managers, and our analyst teams.”
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CONFERENCE CALL INFORMATION
Management of T. Rowe Price, including Mr. Stromberg, Mr. Sharps, Ms. Dardis, and Mr. Higginbotham, will host a live audio webcast today at 10:30 a.m. eastern time to discuss the management transitions. Access to the webcast will be available via the firm’s Investor Relations website at troweprice.gcs-web.com/events. A replay will be available shortly after the conclusion of the meeting and archived online for a period of one year.

EXECUTIVE BIOS
Bill Stromberg is the chief executive officer of T. Rowe Price and chair of the firm’s Board of Directors and Management Committee. He also served as president until February 2021, and previously he was head of Equity, head of U.S. Equity, director of Equity Research, and a portfolio manager of the US Structured Research Equity and US Dividend Growth Strategies. Mr. Stromberg joined T. Rowe Price in 1987 as an equity investment analyst after serving as a summer intern the previous year. Prior to this, he was employed by Westinghouse Defense as a systems engineer. Mr. Stromberg earned a B.A. in engineering from Johns Hopkins University and an M.B.A. from Dartmouth College, Tuck School of Business. He also has earned the Chartered Financial Analyst® designation.

Rob Sharps is president, head of Investments, and group chief investment officer. He is chair of the Investment Management Steering Committee and serves on the firm’s Management, International Equity Steering, U.S. Equity Steering, Fixed Income Steering, Asset Allocation, and Product Strategy Committees. Mr. Sharps was the longtime lead portfolio manager of the institutional US Large-Cap Growth Equity Strategy. He joined the firm in 1997 as an analyst specializing in financial services stocks, including banks, asset managers, and securities brokers. Mr. Sharps began his career in 1993 as a senior management consultant at KPMG Peat Marwick, where he focused on corporate transactions, before leaving to pursue his M.B.A. He earned a B.S., summa cum laude, in accounting from Towson University and an M.B.A. in finance from The Wharton School, University of Pennsylvania. He also has earned the Chartered Financial Analyst® designation.

Jen Dardis is the head of Finance, overseeing Corporate Strategy, Financial Planning & Analysis, the Controller’s Group, Global Tax, Procurement, and Investor Relations. She joined T. Rowe Price in 2006 in a corporate strategy role and became head of Corporate Strategy in 2016. Previously, Ms. Dardis held positions at Constellation Energy in investor relations, Energy Merchant in finance and business development, and SG Cowen in mergers and acquisitions. She earned a B.A. in economics from the College of William & Mary and an M.B.A. from the University of Virginia, Darden School of Business.

Eric Veiel is co-head of Global Equity, head of U.S. Equity, chair of the U.S. Equity Steering Committee, and a member of the Management Committee. He also serves on the firm’s Investment Management Steering, Multi-Asset Steering, Product Strategy, and ESG Committees. Mr. Veiel was previously co-director of Equity Research for North America, co-portfolio manager of the US Structured Research Equity Strategy, portfolio manager of the Financial Services Equity Strategy, and financial services sector team leader. He has 22 years of investment experience, 16 of which have been with T. Rowe Price. Mr. Veiel joined the firm in 2005 as an equity analyst after serving as a senior equity analyst at Wachovia Securities. He earned a B.B.A., magna cum laude, in finance from James Madison University and an M.B.A., with concentrations in finance and accounting, from Washington University, John M. Olin School of Business. He also has earned the Chartered Financial Analyst® designation.

Josh Nelson is associate head of U.S. Equity and a member of the U.S. Equity Steering and Research Governance Oversight Committees. He previously served as a director of research for North America, co-portfolio manager of the US Structured Research Equity Strategy, associate portfolio manager for the Global Focused Growth Equity Strategy, and an equity research analyst. Mr. Nelson has 19 years of investment experience, 14 of which have been with T. Rowe Price. He joined the firm in 2007 after serving as a summer intern the previous year. Prior to this, Mr. Nelson was an investment banker at Citigroup Global Markets. He earned a B.S., with honors, in industrial and systems engineering from the University of Florida and an M.B.A., with honors, in finance from The Wharton School, University of Pennsylvania.

Robert Higginbotham is head of Global Distribution and a member of the Management Committee who also has oversight responsibility for Global Product. He is chair of T. Rowe Price International and a number of other T. Rowe Price entities globally. Prior to joining T. Rowe Price in 2012 as head of Global Institutional Services, Mr. Higginbotham was CEO for the Europe, Middle East and Africa, and Latin America businesses of Fidelity International, where he had broad responsibility for the asset management business, including distribution and the global operations and technology platforms. Previously he served in a variety of UK, European, and global leadership roles at Schroders. He earned a B.A., with honors, in geography from the University of Sheffield and a master's degree in business from Imperial College London.
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OTHER MATTERS
Certain statements in this news release may represent “forward-looking information,” including those relating to the timing of management transitions and director elections. For a discussion concerning risks and other factors that could affect future results, see the firm’s 2020 Annual Report on Form 10-K.
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ABOUT T. ROWE PRICE
Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization with $1.62 trillion in assets under management as of June 30, 2021. The organization provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The company also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price's disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research.

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T. ROWE PRICE CONTACTS:
Public Relations
Brian Lewbart
410-345-2242
Brian.lewbart@troweprice.com

Investor Relations
Linsley Carruth
410-345-3717
Linsley.carruth@trowperice.com